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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1999

                                                   REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                 _____________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                 _____________________________________________

                              REHABCARE GROUP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                 7733 FORSYTH BLVD., 18TH FLOOR            51-0265872
(State or other jurisdiction of       ST. LOUIS, MISSOURI 63105            (I.R.S. Employer
incorporation or organization)              (314) 863-7422                Identification No.)
                                 (Address of Principal Executive Offices)

                               REHABCARE GROUP, INC.
                     1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
                             (Full title of the plan)

                               JOHN R. FINKENKELLER
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                               REHABCARE GROUP, INC.
                          7733 FORSYTH BLVD., 18TH FLOOR
                            ST. LOUIS, MISSOURI 63105
                                 (314) 863-7422
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             ROBERT M. LAROSE, ESQ.
                              THOMPSON COBURN LLP
                       ONE MERCANTILE CENTER, SUITE 3400
                          ST. LOUIS, MISSOURI  63101
                          TELEPHONE: (314) 552-6000
                          FACSIMILE: (314) 552-7000

                                              CALCULATION OF REGISTRATION FEE
=============================================================================================================================
              TITLE OF                 AMOUNT TO BE              PROPOSED            PROPOSED MAXIMUM          AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED           MAXIMUM OFFERING       AGGREGATE OFFERING      REGISTRATION FEE
                                                            PRICE PER SHARE<F2>          PRICE<F2>
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value<F1>         100,000                 $20.625                $2,062,500              $573.375
=============================================================================================================================

<F1>  Includes one attached Preferred Stock Purchase Right per share.
<F2>  The proposed maximum aggregate offering price has been estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and is based upon a price of
      $20.625 per share, being the average of the high and low
      transaction prices of the Company's Common Stock per share as reported on the New York Stock Exchange on August 30, 1999.
=============================================================================================================================


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                       REHABCARE GROUP, INC.
               1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

        The following documents filed by RehabCare Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (i) The Company's latest Annual Report on Form 10-K for the year ended December 31, 1998.

         (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

        (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A effective as of June 25, 1991, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (iv) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A effective as of November 9, 1992, pursuant to
              Section 12 of the 1934 Act.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 102 of the General Corporation Law of Delaware allows a corporation to include in its certificate of incorporation a provision which limits directors' personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. ARTICLE SIXTH of the Company's Restated Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

        Section 145 of the General Corporation Law of Delaware permits the Company, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or entity at the request of the Company. ARTICLE SEVENTH of the Company's Restated Certificate of Incorporation and ARTICLE VII of the Company's Bylaws provides for full indemnification of its directors and officers to the extent permitted by
Section 145.


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        The Company maintains a directors' and officers' liability insurance policy with total annual limits of $10,000,000. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Company's directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Company solely in their capacity as directors and officers of the Company.

Item 8. Exhibits.
        --------

        See Exhibit Index located at page 6 hereof.

Item 9. Undertakings.
        ------------

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with
                        respect to the plan of distribution
                        previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration

                              - 2 -


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statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              - 3 -

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                             SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities
        --------------
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on September 1, 1999.

                          REHABCARE GROUP, INC.



                         By /s/ John R. Finkenkeller
                            --------------------------------------------
                            John R. Finkenkeller, Senior Vice President,
                            Chief Financial Officer and Secretary

                         POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Alan C. Henderson and John R. Finkenkeller, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                             Title                              Date
        ---------                             -----                              ----
/s/ Alan C. Henderson            President, Chief Executive Officer        September 1, 1999
------------------------------   and Director
Alan C. Henderson
Principal Executive Officer

/s/ John R. Finkeller            Senior Vice President,                    September 1, 1999
------------------------------   Chief Financial Officer and Secretary
John R. Finkenkeller
Principal Financial and
Accounting Officer

/s/ William G. Anderson          Director                                  September 1, 1999
------------------------------
William G. Anderson

                              - 4 -



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

/s/ Richard E. Ragsdale          Director                                  September 1, 1999
------------------------------
Richard E. Ragsdale

/s/ John H. Short                Director                                  September 1, 1999
------------------------------
John H. Short, Ph.D.

/s/ H. Edwin Trusheim            Director                                  September 1, 1999
------------------------------
H. Edwin Trusheim

/s/ Theodore M. Wight            Director                                  September 1, 1999
------------------------------
Theodore M. Wight

                              - 5 -


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                            EXHIBIT INDEX
                            -------------


Exhibit
Number                         Description
------                         -----------

4.1 Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated May 9, 1991 (Registration No. 33-40467), and incorporated herein by reference.

4.2 Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference.

4.3 By-Laws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated May 9, 1991 (Registration No. 33-40467), and incorporated herein by reference.

4.4 Rights Agreement, dated September 21, 1992, by and between the Company and Boatmen's Trust Company, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, filed September 24, 1992, and incorporated herein by reference.

4.5 RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan, filed as Appendix B to the Company's definitive Proxy
          Statement for the 1999 Annual Meeting of Stockholders held April 30, 1999, and incorporated herein by reference.

5.1 Opinion of Thompson Coburn LLP, as to the legality of the securities being registered.

23.1      Consent of KPMG LLP.

25.1 Power of Attorney (included on the signature pages to this Registration Statement).


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